Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-160822) and Form S-3 (No. 333-164605, No. 333-169815 and No., 333-163395) of American Lorain Corporation of our report dated March 22, 2012 with respect to the consolidated financial statements of American Lorain Corporation, which report appears in this Annual Report on Form 10-K of American Lorain Corporation of the year ended December 31, 2011.

/s/ Samuel H. Wong & Co., LLP
San Mateo, California	Samuel H. Wong & Co., LLP
March 30, 2012	Certified Public Accountants